UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 21, 2003

                      The First of Long Island Corporation
               (Exact Name of Registrant as Specified in Charter)

New York                               0-12220               11-2672906
(State or Other Jurisdiction           (Commission           (IRS Employer
of Incorporation)                      File Number)          Identification No.)

10 Glen Head Road, Glen Head, New York                       11545
(Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code (516) 671-4900

Items 1, 2, 3, 5, 6, 8-12 are not applicable and therefore omitted.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous independent accountant

      (i) On October 21, 2003, the Audit Committee of the Board of Directors (the "Audit Committee") of The First of Long Island Corporation (the "Company") approved the dismissal of the Company's independent public accountant, Grant Thornton LLP.

      (ii) Grant Thornton LLP was engaged to serve as the Company's independent public accountant in June 2002. Their report for the fiscal year ended December 31, 2002, which has been the only report issued by them, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      (iii) During the Company's 2002 fiscal year and all interim periods preceding the dismissal and to the date of dismissal, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      (iv) During the Company's 2002 fiscal year and all interim periods preceding the dismissal and to the date of dismissal, there have been no reportable events with respect to Grant Thornton LLP as that term is described in Item 304 of Regulations S-K.

      (v) The Company has requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 23, 2003, is filed as exhibit
16.1 to this Form 8-K.

(b) New independent accountant

      (i) On October 21, 2003, the Audit Committee of the Company selected and engaged Crowe Chizek and Company LLC as its independent public accountant. Crowe Chizek and Company LLC will audit the Company's financial statements for the fiscal year ended December 31, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 16.1 Letter from Grant Thornton LLP dated October 23, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      The First of Long Island Corporation
                                      (Registrant)


Date: October 24, 2003                By: /s/ Mark D. Curtis
                                      ----------------------
                                      Mark D. Curtis
                                      Senior Vice President & Treasurer
                                      (principal accounting & financial officer)